EXHIBIT 99.1

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations and Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL ANNOUNCES REDEMPTION OF 7.75%
SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

CHATTANOOGA, Tenn. (October 5, 2012) - CBL & Associates Properties, Inc. (“CBL”) (NYSE: CBL), today announced that it is calling for redemption all 460,000 outstanding shares of 7.75% Series C Cumulative Redeemable Preferred Stock (“Series C Shares”), and all outstanding depositary shares (“Depositary Shares”), each representing 1/10th of a Series C Share (NYSE: CBLPrC - CUSIP No.: 124830-50-6).
The redemption date will be November 5, 2012. The Series C Shares will be redeemed in whole at a redemption price of $250.00 per Series C Share, plus accrued and unpaid dividends to and including the redemption date in the amount of $1.9375 per Series C Share, for a total payment of $251.9375 per Series C Share. The Depositary Shares representing Series C Shares will be redeemed in whole at a redemption price of $25.00 per Depositary Share, plus accrued and unpaid dividends to and including the redemption date in the amount of $0.19375 per Depositary Share, for a total payment of $25.19375 per Depositary Share.
The notice of redemption and related materials for the Series C Shares and the Depositary Shares are being mailed on October 5, 2012 to holders of record. Payment of the redemption price will be made on and after November 5, 2012, as soon as practicable after presentation and surrender of receipts evidencing the Depositary Shares or certificates evidencing the Series C Shares, as the case may be, to the depositary, Computershare Trust Company, N.A., Attention: Corporate Actions, at P.O Box 43014, Providence, RI 43014. Questions regarding the redemption of the Series C Shares and the Depositary Shares, or the procedures therefore, may be directed to Computershare Trust Company, N.A. at (800) 568-3476.
Upon deposit by CBL with the depositary, in trust for the account of the holders of Series C Shares and holders of Depositary Shares, of the aggregate redemption price and all accrued and unpaid dividends, all of the Series C Shares and all of the Depositary Shares will no longer be deemed to be outstanding, and all rights with respect to the Series C Shares and Depositary Shares will forthwith cease and terminate (including, but not limited to, the right to receive dividends after the redemption date) except for the right of the holders thereof to receive, out of the funds so deposited in trust, the redemption price and dividends through and including the redemption date, without interest.

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CBL Announces Redemption of Series C Cumulative Redeemable Preferred Stock

October 5, 2012

About CBL & Associates Properties, Inc.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interest in or manages 164 properties, including 95 regional malls/open-air centers. The properties are located in 27 states and total 92.9 million square feet including 9.4 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including, without limitation, the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the sections therein captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Risk Factors”, for a discussion of such risks and uncertainties.

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